EXHIBIT 10.1


                              TERMINATION AGREEMENT


         TERMINATION AGREEMENT (this "AGREEMENT"), dated May 17, 2002, by and among ENRON CORP., an Oregon corporation and debtor in possession ("ENRON"), ENRON NORTHWEST ASSETS, LLC, a Delaware limited liability company ("ENRON NW ASSETS"), NORTHWEST NATURAL GAS COMPANY, an Oregon corporation ("NW NATURAL") and NORTHWEST ENERGY CORPORATION, an Oregon corporation ("NW HOLDCO").

                                R E C I T A L S:

     A. On October 5, 2001, Enron, NW Natural, Enron NW Assets and NW Holdco entered into that certain Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT") that provides for, among other things, the sale of all of the issued and outstanding common stock of Portland General Electric Company, an Oregon corporation ("PGE"), to NW Holdco.

     B. Section 9.1(a) of the Stock Purchase Agreement provides that the Stock Purchase Agreement may be terminated at any time prior to closing by the mutual consent of Enron and NW Natural.

     C. On December 2, 2001, Enron and certain of its direct and indirect subsidiaries filed voluntary petitions (the "BANKRUPTCY CASE") for relief under chapter 11 of title 11 of the United States Code (the "BANKRUPTCY CODE") with the United States Bankruptcy Court for the Southern District of New York the "BANKRUPTCY COURT").

     D. The parties have determined that the Stock Purchase Agreement should be terminated and the parties thereto relieved of their obligations thereunder.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Enron, Enron NW Assets, NW Holdco and NW Natural hereby agree as follows:

         1. Termination. Subject to the satisfaction of the conditions set forth in Section 2 of this Agreement, the parties agree that the Stock Purchase Agreement is hereby terminated by mutual consent, pursuant to Section 9.1(a) thereof.

         2. Conditions. Termination of the Stock Purchase Agreement and the Confidentiality Agreements shall be subject to, and effective upon, the satisfaction of the following conditions (the "TERMINATION CONDITIONS"):
(a) entry of a final order by the Bankruptcy Court approving Enron's execution of and performance pursuant to this Termination Agreement and (b) the consent of Citicorp USA, Inc. and JP Morgan Chase Bank in accordance with that certain Revolving Credit and Guaranty Agreement, dated as of December 3, 2001, pursuant to which Enron has obtained debtor-in-possession financing.

         3. Motion; Hearing. Enron shall file with the Bankruptcy Court and serve upon all parties in interest a motion for approval of this Agreement not later than 3 business days after the date hereof and shall request a hearing on such motion on the earliest date that is possible under the Case Management Order that has been entered in the Bankruptcy Case. Enron shall use its


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reasonable best efforts to obtain the Bankruptcy Court order described in
Section 2(a) hereof. Enron shall consult with NW Natural in the preparation of such motion and any related filings concerning such motion to the Bankruptcy Court. NW Natural shall have the right to review such motion and all related filings in advance and Enron shall make its representatives available to NW Natural to discuss questions or issues raised with respect to such motion or other filings for a reasonable period prior to making such filings.

         4. DIP Lender Consent. Enron shall contact, within 3 business days of the date hereof, its debtor-in-possession lenders and use its reasonable best efforts to obtain the consent described in Section 2(b) hereof.

         5. Drop-Dead Date. This Agreement shall automatically terminate and shall be of no further force or effect in the event that both Termination Conditions have not been satisfied on or before July 15, 2002.

         6. Cooperation. The parties agree to continue to cooperate with each other in connection with the development and distribution of all news releases and other public information disclosures with respect to the status of the Stock Purchase Agreement and, subject to each party's disclosure obligations imposed by law or any applicable national securities exchange, (a) shall consult with each other with respect to any public announcements or statements and (b) shall not issue any public announcement or statement with respect to the Stock Purchase Agreement and the transactions contemplated by this Agreement that is inconsistent with any public announcement or statement previously made by either party without the consent of the other party. As soon as practicable from and after the date hereof, the parties hereto shall advise the Oregon Public Utilities Commission and the Washington Utilities and Transportation Commission and the Securities and Exchange Commission regarding the execution of this Agreement and the status of the Stock Purchase Agreement.

         7.  Release.
             -------

                  (a) Effective upon the satisfaction of the Termination Conditions, for good and valuable consideration, NW Natural and NW Holdco, do hereby waive, release and forever discharge Enron and Enron NW Assets and their estates, subsidiaries and affiliated entities (including all of its offices, branches, parents, subsidiaries and affiliates) and their present and former directors, officers, trustees, agents, attorneys, representatives, employees, successors, investors, and assigns (the "RELATED PERSONS"), as well as its current, former and future shareholders (and their Related Persons) from any and all liabilities, damages, losses, expenses, actions, causes of action, covenants, contracts, claims and demands whatsoever, in law (whether federal, state, local or otherwise) or in equity, known or unknown, liquidated or unliquidated, contingent or fixed, which either NW Natural or NW Holdco ever had, now has or which hereafter can, shall or may have that are related in any way to the Stock Purchase Agreement, actions taken in connection therewith, the


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                           termination thereof, the negotiations of the parties
                           with respect to the proposed sale of PGE or actions taken in connection with the Bankruptcy Case.

                  (b) Effective upon the satisfaction of the Termination Conditions, for good and valuable consideration, Enron and Enron NW Assets do hereby waive, release and forever discharge NW Natural, NW Holdco and their subsidiaries and affiliated entities (including all of their offices, branches, parents, subsidiaries and affiliates) and their present and former Related Persons, as well as their current, former and future shareholders (and their Related Persons), from any and all liabilities, damages, losses, expenses, actions, causes of action, covenants, contracts, claims and demands whatsoever in law (whether federal, state, local or otherwise) or in equity, known or unknown, liquidated or unliquidated, contingent or fixed, which Enron or Enron NW Assets ever had, now has or which hereafter can, shall or may have that are related in any way to the Stock Purchase Agreement, actions taken in connection therewith, the termination thereof, the negotiations of the parties with respect to the proposed sale of PGE or actions taken in connection with the Bankruptcy Case.

         8. Notices. All notices and other communications hereunder to a party hereto shall be in writing and shall be deemed given upon receipt thereof (a) if delivered personally, (b) if sent by overnight courier service (receipt confirmed in writing), upon receipt thereof or (c) if delivered by facsimile transmission (with receipt confirmed) between the hours of 9:00 a.m. and 5:00 p.m. in the recipient party's time zone, in each case to such party at the following address (or at such other address for a party as shall be specified by like notice):

                  (i)      If to NW Natural or NW Holdco, to:

                                    Northwest Natural Gas Company
                                    220 N.W. Second Avenue
                                    Portland, Oregon 97209
                                    Attention: Mark S. Dodson
                                               President and Chief
                                               Operating Officer
                                    Fax:       (503) 220-2584

                                    with a copy to:

                                    Thelen Reid & Priest LLP
                                    40 West 57th Street
                                    New York, New York 10019-4097
                                    Attention: Richard S. Green, Esq.
                                    Fax:       (212) 603-2001


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                  (ii)     If to Enron or Enron NW Assets, to:

                                    Enron Corp.
                                    1400 Smith Street
                                    Houston, Texas  77002
                                    Attention:  Robert Walls
                                                Executive Vice President and
                                                General Counsel
                                    Fax:  (713) 853-3920

                                    with copies to:

                                    Corporate Secretary
                                    Enron Corp.
                                    1400 Smith Street
                                    Houston, Texas 77002
                                    Fax:  (713) 853-3920

                                    and

                                    Weil Gotshal & Manges LLP
                                    767 Fifth Avenue
                                    New York, New York  10153
                                    Attention:  Brian S. Rosen, Esq.
                                    Fax:  (212) 310-8007

         9. Miscellaneous. This Agreement: (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) shall not be assigned by operation of law or otherwise by any party without the prior written consent of the other party; and (c) may be modified, amended or supplemented in any manner and at any time only by a written instrument executed by each of the parties. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, other than any conflict of laws rules thereof that would direct the application of the laws of another jurisdiction to this Agreement.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                    ENRON CORP., AS DEBTOR IN POSSESSION


                                    By: _______________________________
                                        Name: _________________________
                                        Title: ________________________


                                    ENRON NORTHWEST ASSETS, LLC

                                        By:  Enron Finance Management, LLC, its
                                             Class A and Managing Member

                                        By:  Enron Corp, its sole member


                                    By: _______________________________
                                        Name: _________________________
                                        Title: ________________________


                                    NORTHWEST NATURAL GAS COMPANY


                                    By: _______________________________
                                    Richard G. Reiten
                                    Chairman and Chief Executive Officer


                                    NORTHWEST ENERGY CORPORATION



                                    By: _______________________________
                                    Richard G. Reiten
                                    Chairman and Chief Executive Officer


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